UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Apache Corporation (the “Company”) previously announced, on a Form 8-K dated February 5, 2014 and filed on February 11, 2014, that its board of directors had voted to terminate the Company’s rights plan (i.e., its “poison pill”).

On March 7, 2014, the Company entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of January 31, 1996 (as amended as of January 31, 2006) by and between the Company and Wells Fargo Bank, N.A. (successor to Norwest Bank Minnesota, N.A.) as rights agent.

The Amendment accelerated the expiration of the Company’s rights from January 31, 2016, to the close of business on March 7, 2014, and had the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement expired.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment No. 2 to Rights Agreement by and between Apache Corporation and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.3 to the Company’s Amendment No. 2 to Registration Statement on Form 8-A, dated and filed March 10, 2014, SEC File No. 1-4300).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: March 10, 2014	/s/ Thomas P. Chambers
Thomas P. Chambers
Senior Vice President, Finance